SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

______________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 30, 2004 (June 30, 2004)

Province Healthcare Company

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-31320	62-1710772
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation)		Identification No.)

105 Westwood Place
Suite 400
Brentwood, Tennessee	37027
(Address of Principal Executive Offices)	(Zip Code)

(615) 370-1377
(Registrant’s Telephone Number, Including Area Code)

Item 5. Other Events
Item 7. Financial Statements and Exhibits
SIGNATURES
EX-99.1 PRESS RELEASE

Item 5. Other Events

     On June 30, 2004, Province Healthcare Company announced that it completed the sale of the stock of Brim Healthcare, Inc. to Brim Holding Company, Inc. for approximately $13.2 million in cash.

Item 7. Financial Statements and Exhibits

     (a) Exhibits

99	Copy of the press release, dated June 30, 2004, of Province Healthcare Company announcing that the Company completed the sale of the stock of Brim Healthcare, Inc.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROVINCE HEALTHCARE COMPANY
By:	/s/ Steve Brumfield
Steve Brumfield
Assistant Vice President and Controller

Date: June 30, 2004